Exhibit 23




CONSENT OF INDEPENDENT AUDITORS


We consent to the use of our report dated September 29, 2000, with respect to the consolidated financial statements of Minn-Dak Farmers Cooperative for the year ended August 31, 2000, in this Form 10-K (file number 33-94644).





November 17, 2000
Eide Bailly LLP
Fargo, North Dakota


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